Exhibit 99.2 For Immediate Release: September 20, 2017 Media Contacts: Jennifer Nahas Griffin Capital Company, LLC jnahas@griffincapital.com Office Phone: 949-270-9332 Joseph Kuo / Matthew Griffes Haven Tower Group LLC jkuo@haventower.com or mgriffes@haventower.com 424 652 6520 ext. 101 or ext. 103 Griffin Capital Essential Asset REIT II Commences Follow-on Daily NAV Offering EL SEGUNDO, Calif. (September 20, 2017) – Griffin Capital Company, LLC (“Griffin Capital”) announced today the follow-on offering for Griffin Capital Essential Asset REIT II, Inc. ( “GCEAR”) was declared effective by the SEC as of September 20, 2017. GCEAR is a public, non-listed real estate investment trust with, as of June 30, 2017, an existing, robust portfolio consisting of 35 buildings situated on 27 properties located in 17 states and representing an aggregate purchase price of approximately $1.2 billion. The GCEAR portfolio maintains a current weighted-average remaining lease duration of nearly 11 years with approximately 80% of its net income generated by tenants and/or a ‘parent’ with an investment grade rating. The follow-on offering consists of up to $2.2 billion of shares of GCEAR’s common stock and now offers daily pricing transparency. GCEAR will continue its stated investment objective and acquire income producing, long term, single-tenant, net-leased business- essential office and industrial properties throughout the U.S. GCEAR will continue to scale its portfolio and diversify by corporate credit, physical geography, product type and lease duration as it maintains its focus to provide regular cash distributions to its shareholders. About Griffin Capital Essential Asset REIT II Griffin Capital Essential Asset REIT II, Inc. is a publicly-registered non-traded REIT with a portfolio, as of June 30, 2017, of 35 buildings situated on 27 properties located in 17 states, totaling 7.3 million rentable square feet with a weighted average remaining lease term of 10.9 years, and representing total REIT capitalization of approximately $1.2 billion. Griffin Capital Essential Asset REIT II, Inc. is one of several REITs sponsored or co-sponsored by Griffin Capital Company, LLC. About Griffin Capital Company, LLC Griffin Capital is a leading alternative investment asset manager with approximately $9.5 billion* in assets under management. Founded in 1995, the privately-held firm is led by a seasoned team of senior executives with more than two decades of investment and real estate experience and who collectively have executed more than 650 transactions valued at over $22 billion. The firm manages, sponsors or co-sponsors a suite of carefully curated, institutional quality investment solutions distributed by Griffin Capital Securities, LLC to retail investors through a community of partners, including independent and insurance broker-dealers, wirehouses, registered investment advisory firms and the financial advisors who work with these enterprises. Additional information available at www.griffincapital.com.*As of June 30, 2017. This press release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” or other similar words. Because such statements include risks, uncertainties and contingencies, actual resu lts may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking

2 statements. These risks, uncertainties and contingencies include, but are not limited to: uncertainties relating to changes in general economic and real estate conditions; uncertainties relating to the implementation of our real estate investment strategy; uncertainties relating to financing availability and capital proceeds; uncertainties relating to the closing of property acquisitions; uncertainties relating to the public offering of our common stock; uncertainties related to the timing and availability of distributions; and other risk factors as outlined in the REIT’s prospectus, as amended from time to time. This is neither an offer nor a solicitation to purchase securities. IMPORTANT RISK DISCLOSURES An investment in Griffin Capital Essential Asset REIT II, Inc. involves a high degree of risk and there can be no assurance that the investment objectives of this program will be attained. Some of the risks associated with this offering include the following: this is a “best efforts” offering and some or all of our shares may not be sold; no public market currently exists for our shares; it may be difficult to sell your shares, and if you do, it will likely be at a substantial discount; the purchase and redemption price for shares of our common stock will be based on the NAV of each class of common stock; we must depend on our advisor to conduct our operations; we will pay substantial fees and expenses to our advisor; there are substantial conflicts of interest among us and our sponsor, advisor, dealer manager and property manager; we may use substantial debt to acquire our properties; we may fail to continue to qualify as a REIT; our share redemption program is subject to available liquidity and other significant restrictions and we may amend, suspend or terminate the share redemption program at any time; a portion of the offering proceeds may be used to redeem or repurchase our shares; and future distribution declarations are at the sole discretion of the board of directors and are not guaranteed. We may fund a portion of our distributions from offering proceeds or from borrowings in anticipation of future cash flows, some or all of which may be a return of capital. Griffin Capital Securities, LLC, Member FINRA/SIPC, is the dealer manager for the Griffin Capital Essential Asset REIT II, Inc. offering. ###